EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A. In evidence thereof, the undersigned hereby execute this Agreement as of December 2, 2011.

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED

/s/ C. C. Blampied

Signature

C. C. Blampied / Director

Name/Title

/s/ G.W. Dick

Signature

G.W. Dick / Authorize Signatory

Name/Title

RBC CEES TRUSTEE LIMITED

/s/ Mike Evans

Signature

Mike Evans / Director

Name/Title

/s/ Keith Mallet

Signature

Keith Mallet / Director

Name/Title